UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2018

CERECOR INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On September 14, 2018, Cerecor Inc. (the “Company”) and FP 540 Gaither, LLC (the “Landlord”) entered into a Lease for the Company’s new corporate headquarters located at 540 Gaither Road, Rockville, Maryland (the “Lease”). The property subject to the Lease is a 5,092-square foot facility and the Company will be occupying the space for $161,671 in annual base rent, subject to annual two and one half percent (2.5%) increases over the term of the Lease (“Annual Fixed Rent”), such Annual Fixed Rent to be paid in addition to the Company’s pro rata share of certain operating costs, but only to the extent such operating costs exceed the base expenses established in calendar year 2019, to include without limitation standard operating expenses (i.e. operation, cleaning, management, maintenance, upkeep, etc.), property taxes, insurance, and all customary charges, costs and expenses payable by Tenant to Landlord in connection with the Lease (“Additional Rent”).

The Landlord has agreed to a rent abatement, pursuant to which the Landlord will forego Annual Fixed Rent and Additional Rent for a period of 12 months. The Lease has an initial term of 10 years from the date the Company makes its first Annual Fixed Rent payment, or approximately March 1, 2020 (the “Rent Commencement Date”), subject to early termination as described below. The Company has the option to extend the Lease two (2) times, each for a period of five (5) years, and may terminate the Lease as of the sixth (6th) anniversary of the Rent Commencement Date, upon the payment of a Termination Fee in the amount of $308,888.66.

The Landlord may terminate the Lease early (among other remedies) if the Company is in default under the Lease because the Company (i) fails to make timely payments (including Annual Fixed Rent and Additional Rent payments), or (ii) fails to observe or perform any of the covenants (generally subject to a 30-day cure period). The Company may terminate the Lease early (among other remedies) if the Landlord fails to perform the obligations required of the Landlord by the Lease (generally subject to a 30-day cure period).

The description of the Lease provided above is qualified in its entirety by the full and complete terms of the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit No.	Description

10.1	Lease, dated September 14, 2018, by and between Cerecor Inc. and FP 540 Gaither, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: September 18, 2018	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

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